SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2015

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

(e)           On March 24, 2015, Banner Corporation’s (the “Company”) Board of Directors approved certain amendments to the Company’s 2014 Omnibus Incentive Plan (the “Plan”) and amended and restated the Plan to incorporate the amendments.  The amendments include provisions that impose additional restrictions upon the ability of an award to become fully vested (e.g., in the case of restricted stock, restricted stock units or performance awards) or fully exercisable (e.g., in the case of stock options or stock appreciation rights) upon the occurrence of a change in control (as defined in the Plan).   As amended, the Plan states, as a default provision, that an award will not become fully vested or exercisable (as the case may be) in connection with a change in control unless a “double trigger” requirement is satisfied.  Under this double trigger requirement, if a change in control occurs prior to when an award would otherwise become fully vested or exercisable, and the awardee experiences an involuntary separation from service (as defined in the Plan) during the 12-month period following the date of such change in control, then the full vesting or exercisability of such award will be accelerated to the date of the awardee’s involuntary separation from service.  If the recipient of the award does not experience an involuntary separation from service during this 12-month period, then the vesting or exercisability of the award will remain subject to the other vesting or exercisability provisions of the award and the Plan.  However, if at the effective time of the change in control the successor to Banner’s business and/or assets does not either assume the outstanding award or replace the outstanding award with an award that is determined by the Plan Committee to be at least equivalent in value to such outstanding award on the date of the change in control, then the full vesting or exercisability of the award shall be accelerated to the earliest date of the change in control.  In the case of performance-based awards, the award may also describe, in a double trigger situation, whether and the extent to which any performance-based conditions will be considered satisfied, and the extent to which the performance-based compensation will be paid.

Although the double trigger provisions described above reflect the default rule for awards granted under the Plan, an award may be granted with different vesting, exercisability or performance award payment provisions.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1           Amended and Restated 2014 Omnibus Incentive Plan
10.2           Form of Incentive Stock Option Agreement
10.3           Form of Nonqualified Stock Option Agreement
10.4           Form of Stock Appreciation Right Agreement
10.5           Form of Restricted Stock Agreement with time-based vesting provisions
10.6           Form of Restricted Stock Agreement with performance-based vesting provisions
10.7           Form of Restricted Stock Unit Agreement
10.8           Form of Performance Share Unit (that can be used to provide for cash or stock based performance awards)
10.9           Form of Cash-Based Performance Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 24, 2015	By: /s/ Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer